AGRICULTURAL MINERALS COMPANY, L.P., UNITED STATES TRUST COMPANY OF NEW YORK AND THE HOLDERS FROM TIME TO TIME OF UNITS AND DEPOSITARY RECEIPTS DESCRIBED HEREIN DEPOSIT AGREEMENT Dated as of December 4, 1991 TERRA NITROGEN COMPANY, L.P. Exhibit 4.1

LX103/2850F

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS	2
ARTICLE II	DEPOSIT OF CERTIFICATES; DEPOSIT ACCOUNT	6
Section 2.1	Deposit of Certificates	6
Section 2.2	Documents Accompanying Deposit	6
Section 2.3	Deposit Account	6
Section 2.4	Representations and Warranties of Each Depositor	6
Section 2.5	Representations and Warranties of the Partnership	7
Section 2.6	Representations and Warranties of the Depositary	7
ARTICLE III	DEPOSITARY RECEIPTS	8
Section 3.1	Issuance	8
Section 3.2	Effect of Acceptance	8
Section 3.3	Form; Denominations; Execution	8
Section 3.4	Numbering and Registration	10
Section 3.5	Combinations and Split-ups	10
Section 3.6	Lost Depositary Receipts	11
Section 3.7	Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange	11
Section 3.8	Cancellation and Return of Surrendered Depositary Receipts	12
Section 3.9	Supply of Depositary Receipts	12
Section 3.10	Filing Proofs, Certificates and Other Information	12
Section 3.11	Refusal of Deposit, Transfer, etc.	12
Section 3.12	Registrar; Transfer Agent	13
ARTICLE IV	TRANSFER	13
Section 4.1	Transferability	13
Section 4.2	Registration of Transfer	14
Section 4.3	Effect of Execution of Transfer Application by Transferee	14

152

Section 4.4 Section 4.5 ii Status of Transferee Prior to Admission as Limited Partner ................ 15 Filing Notice of Transfers with General Partner .............. 15 ARTICLE V CONVERSION .... I. I I I •• I ••••• I I •• I I I. I •• I. I.. 15 Section 5.1 Section 5.2 Section 5.3 Section 5.4 Conversion Privilege................ 15 Conversion Procedure ................ 15 Redemption or Purchase of Units................. 16 Redemption or Purchase Procedures ............... 16 ARTICLE VI WITHDRAWAL OF UNITS........................ 16 Section 6.1 Withdrawal of Units ................. 17 Section 6.2 Redeposit. . . . . . . . . . . . . . . . . . . . . . . . . . . 18 ARTICLE VII DUTIES OF DEPOSITARY....................... 18 Section 7.1 Section 7.2 Section 7.3 Section 7.4 section 7.5 Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 Lists of Record Holders............. 19 Maintenance of Offices, Agencies and Transfer Books....... 19 Other Obligations................... 20 Depositary's Agents ................. 20 ARTICLE VIII INFORMATION; DISTRIBUTIONS; Section 8.1 Section 8.2 Section 8.3 VOTING RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 Duty to Furnish and Transmit Certain Information. . . . . . . . . . . . . . . . . . . . . . . 20 Distributions....................... 20 Voting......... . . . . . . . . . . . . . . . . . . . . . 21 ARTICLE IX STATUS AND OTHER ACTIVITIES OF DEPOSITARY; FORCE MAJEURE; , IMMUNITIES; INDEMNIFICATION.............. 22 ! Section 9.1 Depositary Not a Trustee, Issuer, etc. . . . . . . . . . . . . . . . . . . . . . 22 Section 9.2 Other Activities of Depositary. . . . . . . . . . . . . . . . . . . . . 22 Section 9.3 Force Majeure ........... ~ ........... 22

Section 9.4 Section 9.5 Section 9.6 iii Irrununi ties. . . . . . . . . . . . . . . . . . . . . . . . . . 23 Indemnification..................... 24 Tax Matters... . . . . . . . . . . . . . . . . . . . . . . 25 ARTICLE X CHARGES; FEES; EXPENSES.................... 26 Section Section Section Section Section 10.1 10.2 10.3 10.4 10.5 General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 Responsibility for Expenses and Charges.............. 26 Governmental Charges................ 26 Special Charges..................... 26 Notice Requirement.................. 26 ARTICLE XI RESIGNATION; REMOVAL; AMENDMENT; TERMINATION................... 27 Section 11.1 Section 11.2 Section 11.3 Resignation and Removal of Depositary; Appointment of Successor Depositary.............. 27 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . 2 7 Termination. . . . . . . . . . . . . . . . . . . . . . . . . 28 ARTICLE XII GENERAL PROVISIONS......................... 29 Section 12.1 Section 12.2 Section 12.3 Section 12.4 Section 12.5 Section 12.6 Section 12.7 Section 12.8 Section 12.9 Section 12.10 Section 12.11 Section 12.12 EXHIBIT A EXHIBIT B Counterparts........................ 29 Exclusive Benefit of Parties. . . . . . . . . . . . . . . . . . . . . . . . 29 Invalidity of Provisions............. 29 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29 Holders to Be Parties............... 30 P 1 ur a 1 s .................. : .. : . . . . . . . 3 0 Applicable Law...................... 30 Captions ............................ 30 Partnership Assets.................. 31 Further Action...................... 31 Binding Effect...................... 31 Waiver.............................. 31

10312850F DEPOSIT AGREEMENT This Agreement, entered into as of the 4th day of December, 1991, by and among Agricultural Minerals Company, L.P., a Delaware limited partnership, United States Trust Company of New York, as depositary, and Agricultural Minerals Corporation, a Delaware corporation, as attorney-in-fact for the holders from time to time of Units and Depositary Receipts. W I T N E S S E T H: WHEREAS, the Partnership is a Delaware limited partnership; and WHEREAS, the Partnership has a class of limited partner interests designated as Senior Preference Units (the "Senior Preference Units"); WHEREAS, upon the Senior Conversion Date (as described in the Partnership Agreement) the Senior Preference Units become convertible for a certain period into limited partner interests designated as Common Units (the "Common Units"); WHEREAS, the holders of Senior Preference Units of the Partnership desire to deposit their Units in a single convenient depositary institution for the purposes set forth in this Agreement and for the issuance under this Agreement of Depositary Receipts evidencing deposited Senior Preference Units; WHEREAS, the holders of the Senior Preference Units may from time to time wish to transfer their Senior Preference Units, and such transfers would be facilitated by having one institution act as depositary for such Senior Preference Units; WHEREAS, upon conversion of the Senior Preference Units, the hold-ers of Common Units may desire to deposit their Common Units for the issuance under this Agreement of Depositary Receipts representing Common Units; NOW, THEREFORE, in consideration of the premises and the promises hereinafter contained, it is agreed by and among the parties hereto as follows:

ARTICLE I Definitions Unless otherwise clearly indicated to the contrary, the following definitions shall be applied for all purposes to the terms used herein. "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. "Agreement" shall mean this Deposit Agreement, as it may be amended or restated from time to time. "Assignee" shall mean a Person to whom one or more Units have been transferred, by assignment of a Depositary Receipt or otherwise in a manner permitted under this Agreement or the Partnership Agreement, and who has executed and delivered a Transfer Application, and who thereby owns a partnership interest equivalent to that of a Limited Partner but (a) limited to the rights and obligations appurtenant to a Unit to share in the allocations and distributions, including liquidating distributions, of the Partnership and (b) otherwise subject to the limitations under the Partnership Agreement on the rights of an assignee who has not become a Substituted Limited Partner. "Business Day" shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the State of New York shall not be regarded as a Business Day. "Certificate" shall mean a non-negotiable certificate (except to the extent that it is transferable to the Partnership or the General Partner) issued by the Partnership representing a partnership interest as a Limited Partner, including, without limitation, certificates representing Units. "Closing Price" of a Unit of any class for any day means the last sale price on such day, regular way, or, in 2 case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Units of a class are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which Units of such class are listed or admitted to trading or, if the Units of a class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such day the Units of a class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Directors of the General Partner, or, if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors of the General Partner using any reasonable method of valuation. "Corporate Office" shall mean the corporate office of the Depositary or any other office it shall designate in New York, or for the purposes so designated, which on the date hereof is 770 Broadway, 7th Floor, Corporate Trust and Agency Services, New York, New York 10003. "Current Market Price" of a Unit as of any date shall mean the average of the daily Closing Prices per Unit for the twenty consecutive Trading Days immediately prior to, but not including, such date. ;'Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as it may be amended and in effect from time to time, and any successor to such statute. "Departing Partner" means a former General Partner, as of the effective date of any withdrawal or removal of such former General Partner pursuant to the provisions of the Partnership Agreement. "Deposit Account" shall mean an account established by the Depositary pursuant to Section 2.3 hereof. 3 !'51

"Depositary" shall mean United States Trust Company of New York or any successor to it as depositary hereunder. "Depositary Receipt" shall mean a receipt, substantially in the form of Exhibit A or Exhibit B to this Agreement, issued by the Depositary or a Depositary Agent in accordance with this Agreement, evidencing ownership of one or more Certificates. "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.5 hereof. "Depositor" shall mean a Limited Partner who deposits a Certificate hereunder. "General Partner" shall mean Agricultural Minerals Corporation, a corporation having its principal office at 5100 East Skelly Drive, Suite 800, Tulsa, Oklahoma 74135, or any successor to it under the Partnership Agreement. "Limited Partner" shall mean a limited partner of the Partnership as determined pursuant to the Partnership Agreement. "Partnership" shall mean Agricultural Minerals Company, L.P., a Delaware limited partnership, having its principal office at 5100 East Skelly Drive, Suite 800, Tulsa, Oklahoma 74135. "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Partnership, as it may be further amended or restated from time to time. A copy of the Partnership Agreement as in effect on the date hereof is attached as Exhibit c hereto and made a part hereof for all purposes. "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, association or other entity. "Record Date" shall mean the date established by the General Partner for determining the identity of (a) the Limited Partner~ and Assignees entitled to receive notice of or vote at any meeting of Limited Partners or entitled to vote by ballot or to exercise rights in respect of any other lawful action of Limited Partners or (b) the Record Holders entitled to receive any report or distribution.

"Record Holder" shall mean the Person in whose name the Depositary Receipt evidencing a Unit is issued, and in whose name such Unit is registered on the books of the Depositary as of the close of business on the date of determination. "Registrar" shall mean the Depositary or any bank, trust company or other Person appointed by the Partnership to register the Certificates and Depositary Receipts pursuant to Section 3.12 hereof. "Registration Statement" shall mean the Registration Statement on Form S-1 (Registration No. 33-43007) as it has been or may be amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933 to register the offering and sale of Senior Preference Units. "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person. "Substituted Limited Partner" shall mean a Person who is admitted as a Limited Partner pursuant to the Partnership Agreement in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership. "Trading Day" shall mean a day on which the principal national securities exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if the Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open. "Transfer Agent" shall mean the Depositary or any bank, trust company or other Person appointed by the Partnership to act as transfer agent for the Depositary Receipts pursuant to Section 3.12 hereof. ' "Tran~fer Application" shall mean an application and agreement for transfer of Units in the form set forth on the back of the Depositary Receipts or in a form substantially to the same effect in a separate instrument. 5 1'5'1

"Unit" shall mean (i) with respect to a partnership interest as a Limited Partner not on deposit with the Depositary pursuant hereto, a partnership interest as a Limited Partner evidenced by a Certificate and (ii) with respect to a partnership interest as a Limited Partner on deposit with the Depositary pursuant hereto, a Certificate evidenced by a Depositary Receipt, and shall include Common Units and Senior Preference Units. Capitalized terms used herein not otherwise defined herein shall have the meaning ascribed to them in the Partnership Agreement. ARTICLE II Deposit of Certificates; Deposit Account Section 2.1 Deposit of Certificates. Subject to the terms and conditions hereof, any Certificate may be deposited in the Deposit Account established by the Depositary pursuant to Section 2.3 hereof. Section 2.2 Documents Accompanying Deposit. A deposit of a Certificate shall be made by delivering such Certificate to the Depositary at its Corporate Office. Any Person presenting a Certificate for deposit shall file such information and execute such certifications as the Depositary may reasonably request. Section 2.3 Deposit Account. The Depositary may establish, at its Corporate Office, or at any other office or agency the Depositary may designate for such-purpose, an account or accounts, in a form and manner satisfactory to the Partnership, in which deposited Units, evidenced by Certificates, will be held. Section 2.4 Representations and Warranties of Each Depositor. Each Person depositing a Certificate hereunder represents and warrants that (a) such person is, or is duly authorized to act for, a Limited Partner and (b) such person is the owner of such Certificate, or is duly authorized by the owner thereof to make the deposit. The Depositary shall not be liable to the General Partner, the Partnership, any Limited Partner1 or any other Person for any expense or damage reasonably incurred as a result of any breach by a Depositor of these representations and warranties, which shall survive the deposit of a Certificate and the issuance of a Depositary Receipt. 6 l (.,. 0

Section 2.5 Representations and Warranties of the Partnership. The Partnership hereby represents and warrants that (a) it is a limited partnership duly formed and validly existing under the laws of the State of Delaware, with full power and authority to engage in its business and has the necessary power and authority to execute, deliver and perform this Agreement, (b) the Partnership will not at any time deposit or cause to be deposited any Senior Preference Units or Common Units unless such Senior Preference Units or Common Units were issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction not requiring registration under such Act and (c) all of the Partnership Interests (as defined in the Partnership Agreement) represented by the Units are, and future issuances of such interests if issued in accordance with the terms of the Partnership Agreement will be, duly authorized, validly issued and, subject to the qualifications set forth in the following sentence, fully paid and non-assessable limited partner interests in the Partnership. Assuming that the Limited Partners, as Limited Partners, do not take part in the control of the business of the Partnership (within the meaning of the Delaware Act) and that they do no more than exercise their rights as Limited Partners, the Limited Partners, other than any Departing Partner, will have no liability in excess of their obligations to make contributions to the Partnership, their obligations to make other payments provided for in the Partnership Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Limited Partner to repay to the Partnership, to the extent provided under the Delaware Act for a period of three years after the date of distribution, any funds wrongfully returned or distributed to it if the Limited Partner knew at the time of such distribution that the distribution was in violation of the Delaware Act). The Depositary shall not be liable to any Person for any expense or damage incurred as a result of any breach by the Partnership of these representations and warranties, which shall survive the deposit of Units and the issuance of Depositary Receipts. Section 2.6 Representations and Warranties of the Depositary. The Depositary hereby represents and warrants that it is a New York corporation duly organized and validly existing under the laws of the State of New York, with full power and authority to engage in its business and has the necessary power and authority to execute, deliver and perform this Agreement. The Partnership, the General Partner, any Limited Partner and any Assignee shall not be liable to any 7 i/o I

Person for any expense or damage incurred as a result of any breach by the Depositary of such representation and warranty, which shall survive the deposit of Units and the issuance of Depositary Receipts. ARTICLE III Depositary Receipts Section 3.1 Issuance. {a) Upon the deposit of a Certificate, accompanied by such other documents, if any, as required by the Depositary pursuant to Section 2.2 hereof, the payment of any tax or other governmental charge in respect of the deposit of a Certificate and the payment of any fee of the Depositary provided for in Article X hereof, the Depositary shall issue to the Depositor thereof one or more Depositary Receipts and shall deliver such Depositary Receipts to such Depositor or, subject to the requirements of Section 3.l(b) hereof, to a Person designated by such Depositor. One Depositary Receipt shall be issued in a denomination evidencing all of such Depositor's Units unless such Depositor elects to have depositary Receipts issued in smaller denominations, subject to Section 3.3(b) hereof. {b) If a Depositor wishes to have any of such Depositor's Units registered in the name of, and the Depositary Receipt therefor issued to, another Person designated by such Depositor, the transaction shall be treated as a transfer and shall be governed by the provisions of Article IV hereof, and such Depositor and such Person shall comply with such requirements as the Depositary or the Partnership may impose, including the requirement that such Person execute a Transfer Application. Section 3.2 Effect of Acceptance. By acceptance of a Depositary Receipt, a Depositor becomes a party to this Agreement, assents to all of its provisions and becomes bound by the terms and conditions of this Agreement and the Depositary Receipt. The effect of acceptance of a Depositary Receipt upon a Person designated by such Depositor pursuant to Section 3.l(b) hereof shall be as provided in Section 4.3 hereof in respect of a transferee. I Sectidn 3.3 Form; Denominations; Execution. (a) Definitive Depositary Receipts shall be engraved, printed or lithographed on steel-engraved borders and shall be substantially in the form of Exhibit A hereto with respect to Senior Preference Units and Exhibit B hereto with respect to Common Units, with appropriate insertions, modifications and omissions as approved by the Partnership and the Depositary, as conclusively evidenced by the issuance thereof. Pending the preparation of definitive Depositary Receipts, the Depositary, upon the order of the Partnership, shall execute and deliver temporary Depositary Receipts that are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Depositary Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as approved by the Partnership or the Depositary, as evidenced by the issuance of such Depositary Receipts. If temporary Depositary Receipts are issued, the Partnership and the Depositary will cause definitive Depositary Receipts to be prepared without unreasonable delay. After the preparation of definitive Depositary Receipts, the temporary Depositary Receipts shall be exchangeable for definitive Depositary Receipts upon surrender of the temporary Depositary Receipts at the Corporate Office, without charge to the holder. Upon surrender for cancellation of any one or more temporary Depositary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Depositary Receipts evidencing the same number of Depositary Shares as are evidenced by the surrendered temporary Depositary Receipt or Depositary Receipts. Such exchange shall be made at the Partnership's expense and without any charge therefor. Until so exchanged, the temporary Depositary Receipts shall in all respects be entitled to the same benefits under this Agreement and with respect to the Units as definitive Depositary Receipts. (b) The Partnership may authorize the exchange of Depositary Receipts for other Depositary Receipts printed or engraved in such other manner as it shall determine. The Depositary Receipts shall conform to the requirements of any securities exchange upon which the Units are or may be listed or admitted to trading. (c) Depositary Receipts may be issued in denominations of any number of Units, except that no Depositary Receipt shall repr~sent a fraction of a Unit. (d) D·epositary Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions hereof as may be required to comply with the provisions of this Agreement or the Partnership Agreement, any applicable law or regulation or the rules and regulations of any securities exchange upon which the Units are or may be listed or admitted to trading, to conform with any usage with respect thereto, to indicate any special limitation or restriction to which a Unit may be subject or for any other reason. (e) Each Depositary Receipt shall be signed on behalf of the Depositary by the manual signature of a duly authorized employee of the Depositary, except that such signature may be a facsimile if a Registrar who is a Person other than the Depositary has been appointed pursuant to Section 3.12 hereof and the Depositary Receipt is countersigned by the manual signature of a duly authorized employee of the Registrar. No Depositary Receipt shall be entitled to any benefits hereunder or shall be valid or obligatory for any purpose, unless it has been so signed or countersigned. Depositary Receipts bearing the facsimile signature of a Person who was at any time duly authorized to sign Depositary Receipts on behalf of the Depositary shall bind the Depositary, notwithstanding that such Person has ceased to be an employee prior to the manual signature by the Registrar and delivery of such Depositary Receipts or was not an employee at the date of issuance of such Depositary Receipts or the execution hereof. Section 3.4 Numbering and Registration. (a) All Depositary Receipts representing Senior Preference Units and Common Units issued by the Depositary shall be numbered consecutively within their respective classes. Each Record Holder shall be registered on the books of the Depositary and any Registrar or Transfer Agent in a manner permitting identification by Persons authorized to have access to the books of all Record Holders, their Depositary Receipts and the Units evidenced thereby. (b) The Depositary shall keep records to prepare -accurately such lists as the Partnership may request from time to time, including the list specified in Section 4.5 hereof, lists of the Record Holders of Common Units and Senior Preference Units subject to any special limitations or restrictions by, or stop transfer orders from, the Partnership and a list of the Record Holders of Common Units and Senior Preference Units listed or admitted to trading on a securities exchange. Section 3.5 Combinations and Sp~it-ups. Up?~ surrender of a Depositary Receipt tor spllt-up or como1nation of the Units evidenced thereby at the Corporate Office, and 10 lb~

subject to the terms and conditions hereof, the Depositary shall execute and deliver new Depositary Receipts bearing previously unassigned numbers, in authorized denominations evidencing the same aggregate number of Common Units or Senior Preference Units, as the case may be, as evidenced by the Depositary Receipt surrendered. Upon the request of the Partnership, the Depositary shall execute and deliver new Depositary Receipts bearing previously unassigned numbers in authorized denominations and shall take such other appropriate action as may be necessary if the outstanding Common Units or Senior Preference Units shall be divided into a greater number of Common Units or Senior Preference Units or shall be cancelled to be combined into a smaller number of Common Units or Senior Preference Units. Section 3.6 Lost Depositary Receipts. If any Depositary Receipt is mutilated, destroyed, lost or stolen, the Depositary shall execute and, upon its request, the Transfer Agent shall countersign and deliver, a Depositary Receipt bearing a previously unassigned number of like form and tenor in exchange and substitution for the mutilated, destroyed, lost or stolen Depositary Receipt; provided that the Depositary shall require the Record Holder of the Units evidenced by such Depositary Receipt to (a) furnish to the Depositary, in a form and manner satisfactory to the Depositary, proof by affidavit of the mutilation, destruction, loss or theft, and of such Record Holder's ownership of the Units, and (b) furnish reasonable indemnification (including the posting of an indemnity bond for the benefit of the Depositary, the Partnership and the General Partner) satisfactory to the Depositary and as may be required by the General Partner pursuant to the Partnership Agreement. Section 3.7 Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Unit or Depositary Receipt, the Depositary, any Transfer Agent or any Depositary's Agent may require (a) payment.of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Certificates or Units being deposited or withdrawn), (b) proof satisfactory to it as to the identity and genuineness of any signature or as to the due authorization of the action and (c) compliance with such regulations consistent herewith as the Depositary may reasonably establish. 11 tbS

Section 3.8 Cancellation and Return of Surrendered Depositary Receipts. All Depositary Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled. The Depositary shall return to the Partnership cancelled Depositary Receipts and shall retain or return to the Partnership other instruments, documents and records in accordance with the reasonable policies and regulations of the Depositary, any applicable law or regulation and the rules and regulations of any securities exchange upon which any class of Units is or may be listed or admitted to trading. Section 3.9 Supply of Depositary Receipts. The Partnership shall deliver to the Depositary from time to time such quantities of Depositary Receipts as the Depositary may request to enable the Depositary to perform its obligations hereunder. Section 3.10 Filing Proofs, Certificates and Other Information. Any Person presenting a Certificate for deposit or any Record Holder may be required from time to time to execute such certificates and make such representations and warranties as the Depositary may reasonably request in order to carry out the purposes hereof. The Depositary may withhold the delivery, transfer or exchange of any Depositary Receipt or any distribution in respect thereof until such certificates are executed or such representations and warranties are made. Section 3.11 Refusal of Deposit, Transfer, etc. (a) The deposit of Certificates and the transfer of Units Ula..r be refused, and the delivery, surrender or exchange of Depositary Receipts may be suspended, during any period when any register of Record Holders is closed, or if such action is reasonably deemed necessary or advisable by.the Depositary, any Depositary's Agent or the Partnership at any time or from time to time because of any applicable law or regulation, the rules and regulations of any securities exchange upon which the Units are listed or admitted to trading, any government or governmental body or commission or any provision hereof. Without limitation of the foregoing, the Depositary shall not knowingly issue or deliver Depositary Receipts in connection with a registration of transfer of Units, if to the knowledge of the Depositary (i) such transfer i's required to be registered under the Securities Act of 1933, as amended, or applicable securities laws of any state and (ii) such registration requirements have not been met . · 12 \ (.,b

(b) The Partnership may give written instructions to the Depositary to place an appropriate legend on any Depositary Receipts pursuant to Section 3.3(c) hereof. The Partnership may deliver a stop transfer order to the Depositary in writing, specifying the name of the Record Holder and the number of Common Units or Senior Preference Units so restricted. The Depositary may rely upon such legend or stop transfer order until instructed in writing by the Partnership to remove such legend or to lift such stop transfer order. Section 3.12 Registrar; Transfer Agent. (a) The Partnership may, and to the extent required by any applicable law or regulations of any securities exchange on whica any class of Units is listed or admitted to trading shall, appoint one or more Registrars and one or more Transfer Agents for the Units. The Depositary is hereby initially appointed as Registrar and as Transfer Agent with respect to the Senior Preference Units and the Common Units. A Registrar or Transfer Agent may be removed and a substitute appointed by the Partnership. (b) The Depositary shall, at the request of the Partnership, arrange for such facilities for the delivery, transfer, surrender and exchange of the Units and Depositary Receipts as may be required by any applicable law or regulation or the rules and regulations of any securities exchange upon which any class of Units is or may be listed or admitted to trading. ARTICLE IV Transfer Section 4.1 Transferability. Units are investment - securities and are transferable in accordance with the laws governing transfers of investment securities. In addition to the other rights acquired upon transfer, the transferor shall give a transferee who executes and delivers a Transfer Application pursuant to Section 4.2 hereof the right to request admission as a Limited Partner in respect of the transferred Units. A Record Holder shall have the authority to convey to a ,transferee who does not properly execute and deliver a Transfer Application only (a) the right to assign the Units to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Limited Partner with respect to such Units. A transferee, by acceptance of a Depositary Receipt, (x) becomes a party to 13 tbr this Agreement, thereby assenting to all of its provisions, (y) agrees to be bound by the terms and conditions of this Agreement and the Depositary Receipt and (z) agrees that such transferor's duty to provide such transferee with any requisite information necessary to obtain registration of the transfer of the units shall exclude any duty by the transferor to deliver an executed Transfer Application. It is a condition of the Depositary Receipt, and every successive holder thereof by acceptance of a Depositary Receipt consents and agrees, that, until a Unit has been transferred on the books of the Depositary or a Transfer Agent pursuant to Section 4.2 hereof, the Depositary, any Transfer Agent and the Partnership, notwithstanding any notice to the contrary or any notation or other writing on the Depositary Receipt, may treat the Record Holder at such time as the absolute owner of the Unit for all purposes. Section 4.2 Registration of Transfer. Subject to the terms and conditions hereof, the Depositary shall transfer Units on its books, from time to time, upon surrender of the Depositary Receipt evidencing such Units by the Record Holder, in person or by duly authorized attorney, to the Depositary at the Corporate Office. Such Depositary Receipt shall be properly endorsed or accompanied by an executed instrument of transfer and accompanied by an executed Transfer Application. The Depositary shall then issue or cause to be issued a new Depositary Receipt evidencing the same aggregate number of Common or Senior Preference Units, as the case may be, as evidenced by the Depositary Receipt surrendered and shall deliver the new Depositary Receipt to or upon the order of the Person entitled thereto. A Transfer Application may be executed on behalf of a transferee by (i) an attorney, executor, administrator, personal representative, trustee, attorney-in-fact or guardian, and, if so executed, the person executing said transfer application must give his or her full title in such capacity, and proper evidence of authority to act in such capacity or (ii) a member of the National Association of Securities Dealers, Inc. who is registered with a national securities exchange and who has obtained from the transferee authority to act in such capacity. In the case of (ii) above the agent will not be required to obtain evidence of the, signatory's authority to execute the Transfer Application on behalf of the transferee. Section 4.3 Effect of Execution of Transfer Application by Transferee. The Depositary shall not register the transfer of Units unless the transferee has delivered an executed Transfer Application as required by Section 4.2 hereof. Section 4.4 Status of Transferee Prior to Admission as Limited Partner. The Record Holder of a Unit, unless and until admitted as a Limited Partner pursuant to the Partnership Agreement, has the rights of an Assignee in respect of such Unit as set forth in the Partnership Agreement. The rights of such Record Holder as an Assignee or a Limited Partner are subject to and shall be governed by the Partnership Agreement. Section 4.5 Filing Notice of Transfers with General Partner. The Depositary shall prepare, as of the close of business on the last Business Day of each month, a list or other appropriate evidence, in such form as may be requested by the General Partner, setting forth transfers of Depositary Units registered by all Transfer Agents since the last Business Day of the preceding month and the Business Day on which each Limited Partner was admitted to the Partnership. As promptly as practicable after the last Business Day of each month, the Depositary shall submit such transfer record to the General Partner. ARTICLE V Conversion Section 5.1 Conversion Privilege. Subject to the conditions and in accordance with the procedures set forth in the Partnership Agreement, a Record Holder of a Senior Preference Unit may convert any and all of such Record Holder's Senior Preference Units into Common Units. Section 5.2 Conversion Procedure. (a) To convert a Senior Preference Unit, a Record Holder must (i) complete and sign the conversion notice on the reverse side of the Depositary Receipt representing such Senior Preference Unit or Units;· ( i i) surrender the Depositary Receipt or Certificate to the Depositary; (iii) furnish a Transfer Application, if required; and (iv) pay any tax which is due because the Common Units are issued in a name other than the Record Holder's,; provided that all such actions must be satisfied within 90 days after the mailing of notice of the Senior Conversion Date. (b) Effective prior to the close of business on the Senior Conversion Date, the Record Holders of Senior 15 lb'1

Preference Units with respect to which the conversion notice has been sent shall cease to be Record Holders with respect to the converted Senior Preference Units and the Person or Persons entitled to receive the Common Units upon conversion shall be treated for all purposes as having become the Record Holders of such Common Units as of the close of business on the Senior Conversion Date, except for the purpose of determining the Senior Preference Units entitled to receive distributions with respect to periods ending on or prior to the Senior Conversion Date. Section 5.3 Redemption or Purchase of Units. Subject to the conditions and in accordance with the terms and procedures set forth in the Partnership Agreement, the Partnership may (a) at any time on or after the Senior Conversion Date redeem Senior Preference Units and (b) at any time not more than 25% of the total outstanding Units of any class are held by Persons other than the General Partner and its Affiliates, may call or assign to the General Partner or its Affiliates the right to acquire all of such Units. Section 5.4 Redemption or Purchase Procedures. If, on or before the redemption or purchase date specified by the General Partner, as the case may be, all funds necessary for such redemption or purchase have been deposited with the Transfer Agent for the benefit of the holders of the Units to be redeemed or purchased, so as to be and continue to be available therefor, and the holders of such Units do not surrender such Units for redemption or purchase, as the case may be, all as provided for in the Partnership Agreement, then upon and after the date of redemption or purchase, as the case may be, such holders of Units to whom notice has been given in accordance with the Partnership Agreement shall cease to be Partners with respect to such Units and shall have no interest in, or right in or claim against the Partnership by virtue thereof, and shall have no voting -~ights or other rights with respect to such Units except as set forth in the following sentence. At any time from and after the date of redemption or purchase, as the case may be, such holders of outstanding Units subject to redemption or purchase as provided in the Partnership Agreement may surrender their Depositary Receipts or Certificates evidencing such Units to the Transfer Agent in exchange for payment of the iredemption or purchase price, as the case may be, therefor without interest thereon, as provided in the Partnership Agreement. 16 110

ARTICLE VI Withdrawal of Units Section 6.1 Withdrawal of Units. (a) A Record Holder may not withdraw Units from deposit unless such Record Holder is a Limited Partner. Subject to terms and conditions of this Agreement and the Partnership Agreement, at the written request of a Limited Partner for withdrawal of Units from deposit hereunder, and upon surrender of the Depositary Receipt evidencing such Common Units or Senior Preference Units to the Depositary at the Corporate Office, accompanied by proof satisfactory to the Depositary and the Partnership that the Person surrendering the Depositary Receipt is such Record Holder or a Person duly authorized to act for such Record Holder, the Depositary shall deliver a Certificate to and in the name of such Record Holder or shall forward it to such place as may be specified by such Record Holder, at the risk and expense of such Record Holder. In satisfying its obligation to deliver a Certificate, subject to Sections 3.7 hereof and 3.11 hereof, Article X hereof and the other terms and conditions hereof, (i) if the Depositary has on deposit a Certificate in the appropriate denomination in the name of such Record Holder, the Depositary shall deliver such Certificate to such Record Holder, and (ii) if the Depositary has no such Certificate on deposit, the Depositary shall surrender to the Partnership a Certificate representing an adequate number of Common Units or Senior Preference Units and shall request the Partnership to issue and deliver at the Corporate Office, (A) a Certificate in the appropriate denomination in the name of such Record Holder and (B) if necessary, a Certificate in the appropriate denomination in the name of the Depositary or the Depositary's Agent, representing the difference between the denomination of the Certificate surrendered to the Partnership and the denomination of the Certificate issued in the name of such Record Holder pursuant to clause (A). The Depositary shall give notice of any withdrawal pursuant to this Section 6.1 to the Partnership, any Registrar or Transfer Agent other than the Depositary and any securities exchange upon which the units are or may be listed or admitted to trading. Units withdrawn from deposit shall not be transferable, except to the Partnership or the General Partner, or by death or operation of law. i (b) The Depositary may require that a Depositary Receipt surrendered pursuant to Section 6.1(a) hereof be 17 111 properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and that a Record Holder execute and deliver to the Depositary a written order directing the Depositary to cause the Certificate evidencing the Units being withdrawn to be delivered to or upon the written order of such Record Holder. (c) If a Record Holder withdrawing Units pursuant to Section 6.1(a} hereof desires to have any of such Units registered in the name of, and the Certificate therefor issued to, another Person designated by such Record Holder, he and such other Person shall comply with such requirements as the Partnership or the Depositary may impose, treating the transaction as a request for a transfer subject to the provisions of Article IV hereof. Section 6.2 Redeposit. (a} Units withdrawn from deposit may be redeposited pursuant to the terms hereof. Redeposit of Certificates evidencing Units that have been withdrawn shall be subject to receipt by the Depositary of 60 days' written notice and to such other conditions as may be prescribed in the Partnership Agreement, except that the Partnership and its Affiliates need not give any notice of redeposit. The Depositary shall promptly notify the Partnership of any redeposit of Certificates. (b) Upon each delivery to the Depositary of a Certificate to be redeposited, the Depositary shall, as soon as transfer and recordation can be accomplished, present such Certificate to the Partnership for transfer and recordation of the Units being deposited in the name of the Depositary or the Depositary's Agent. (c) Upon receipt from the Partnership of a Certificate in the name of a Depositor, the Depositary shall issue and deliver at its Corporate Office, to or upon the order of the Persons designated by such Depositor, a Depositary Receipt registered in the name and representing the number of Units requested, all at the risk and expense of such Depositor. ARTICLE VII Duties of Depositary Section 7.1 Reports. (a} The Depositary shall make available for inspection during normal business hours by Record Holders at its Corporate Office (and shall, upon the 18 l '1 1---

request of the Partnership and as required by applicable law or the rules and regulations of the Securities and Exchange Commission, furnish to the Securities and Exchange Commission) any report, financial statement or communication of or from the Partnership that is both received by the Depositary in its capacity as depositary and made generally available to Record Holders. (b) The Depositary shall keep all required records and, upon the request and at the expense of the Partnership, shall promptly furnish to or file with the Securities and Exchange Commission all materials or reports required by applicable law or the rules and regulations of the Securities and Exchange Commission to be filed or provided there~o under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, by virtue of the Depositary's agreement to act as depositary, Registrar and T~ansfer Agent hereunder. A copy of any material or report filed with the Securities and Exchange Commission shall be mailed to the Partnership within two Business Days after its filing. To the extent that such material or report requires inform~tion from the Partnership, such information shall be furnished to the Depositary by the Partnership in sufficient quantity and sufficient time in advance of the date on which the material or report is required to be filed to enable the Depositary to comply with the filing requirement. Section 7.2 Lists of Record Holders. As promptly as practicable upon request by the Partnership, the Depositary shall furnish to the Partnership a list of the names and addresses of all Record Holders and the number of Common or Senior Preference Units held by them as of the date requested by the Partnership. A Record Holder shall have the right with the consent of the General Partner and upon notifying the Depositary of a proper purpose related to such - Record Holder's interest in the Partnership, to have furnished to such Record Holder at such Record Holder's expense a list of the name and addresses of all Record Holders. Section 7.3 Maintenance of Offices, Agencies and Transfer Books. (a) The Depositary shall maintain at its Corporate Offic,e and at any other office the Depositary may designate, or as may be required by any securities exchange upon which any class of Units is or may be listed or admitted to trading, facilities for the execution and delivery, transfer, surrender and exchange of Common or Senior Preference Units and Depositary Receipts. 19 11?

(b) The Depositary shall keep books at its Corporate Office for the transfer of Units. Such books shall be open at all reasonable times for inspection by Record Holders with the consent of the General Partner; provided that such inspection shall not be for the purpose of communicating with Record Holders in the interest of a business or object other than the business of the Partnership or a matter related to this Agreement or the Units. Section 7.4 Other Obligations. In performing the services set forth herein, the Depositary shall comply with any additional requirements that may be imposed by virtue of its being deemed a transfer agent for Units or Depositary Receipts by any securities exchange upon which any class of Units are or may be listed or admitted to trading. Section 7.5 Depositary's Agents. The Depositary may from time to time, with the prior written consent of the Partnership, appoint agents that may include the General Partner, the Partnership and its Affiliates for the purposes hereof and may vary or terminate the appointment of such agents. ARTICLE VIII Information; Distributions; Voting Rights Section ·8.1 Duty to Furnish and Transmit Certain Information. The General Partner is required by the Partnership Agreement to furnish to Record Holders and Assignees certain reports and notices. If the Partnership elects to have the Depositary deliver such reports or notices, the General Partner shall furnish to the Depositary a sufficient quantity of each such report or notice for transmittal to the Record Holders. Upon receipt of any such report or notice from the General Partner, the Depositary shall mail such report or notice within five Business Days to the Record Holders as of the close of business on the last Business Day of the month preceding the month in which such report or notice is received by the Depositary, or as of such other date as the General Partner may specify. Section 8.2 Distributions. (a) To facilitate cash or other distr~butions made by the Partnership to Limited Partners and Record Holders, the Depositary shall, at the General Partner's request, furnish or cause to be furnished to the General Partner as promptly as practicable a list of the Record Holders and the number of Common or Senior 20 I '14

Preference Units held by them, as recorded on the books of the Depositary as of the close of business on the last Business Day of the month preceding the month in which such request is made, or as of such other date as the General Partner may specify as the Record Date. (b) The General Partner may request the Depositary to act as paying agent with respect to a cash or other distribution made by the Partnership. A request to serve in such capacity shall be made by the General Partner by giving notice of a proposed distribution, and a calculation of the amount of the proposed distribution to be allocated in respect of each Common or Senior Preference Unit, to the Depositary at least ten Business Days before the distribution is to be made. If cash is to be distributed, the General Partner shall deposit with the Depositary, on or before the date on which the distribution is to be made, funds sufficient to pay the distribution. The Depositary shall calculate the amount of the distribution to which each Record Holder and Assignee is entitled based upon the number of Common or Senior Preference Units registered in such Record Holder's or Assignee's name. On the date set by the General Partner for the distribution, the Depositary shall distribute the funds received from the General Partner to the Record Holders as of the Record Date selected by the General Partner. Such distributions shall be made to such Record Holders notwithstanding the length of time any such Record Holder has held any Common or Senior Preference Unit. (c) The Partnership may appoint a co-paying agent for purposes of this Section 8.2, including, without limitation, the General Partner or an Affiliate of the Partnership. (d) Any funds deposited with the Depositary by the General Partner for the payment of distributions shall remain subject .at all times to the instructions of the General Partner. Any.funds so deposited which have remained unclaimed· for a period of at least two years from the payment date set by the General Partner for a distribution shall be repaid to the Partnership by the Depositary. Such repayments, if any, shall be made annually on the last day of March of each year. Thereafter, any Person entitled to payment of such distribution shall look only to the Partnership for payment thereof. Section 8.3 Voting. Upon receipt from the Partnership of notice of any meeting at which Limited 21 11?

Partners are entitled to vote or of which they are entitled to notice, the Depositary shall, at the request of the Partnership, mail to each Limited Partner and Assignee who directs the General Partner how to vote as of the Record Date specified in the notice of the meeting a copy of such notice. The Partnership shall furnish sufficient copies of such notice to accomplish the foregoing. The right of a Limited Partner or an Assignee to vote on any matter concerning the Partnership shall be governed solely by the terms of the Partnership Agreement and applicable law. ARTICLE IX Status and Other Activities of Depositary; Force Majeure; Immunities; Indemnification Section 9.1 Depositary Not a Trustee, Issuer, etc. Neither the Depositary nor any Depositary's Agent shall be deemed a trustee. Neither the Depositary nor any Depositary's Agent shall have any legal or equitable title to the Units deposited hereunder. The Depositary shall have no right or power to sell, invest in, pledge, mortgage or borrow against any Units deposited hereunder (except for a possessory lien that may be imposed by the Depositary upon books, records, documents or other properties for nonpayment of fees or expenses hereunder). Neither the Depositary nor any Depositary's Agent shall have any right by virtue hereof to vote in meetings of, receive distributions from or have any interest in, the Partnership. Neither the Depositary nor any Depositary's Agent shall be liable for assessments by the Partnership. It is the intention of the parties hereto that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of securities under the federal securities laws or applicable state securities laws, and the parties hereto expressly agree hereby that the Depositary and the Depositary's Agents are acting hereunder only in a -ministerial capacity as depositary for the Units. Section 9.2 Other Activities of Depositary. The Depositary and any Depositary's Agent may own and deal in, and may act as registrar or transfer agent for, any class of securities of the General Partner, their Affiliates or the Partnership, including the Corrmon or Senior Preference Units and Depositary 'Receipts. Section 9.3 Force Maieure. None of the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership shall 22 Ilk>

incur any liability to any holder of a Common or Senior Preference Unit or Depositary Receipt if, by reason of any present or future law or regulation thereunder of the federal government or any other governmental authority (or, in the case of the Depositary or any Depositary's Agent, by reason of any provision, present or future, of the Partnership Agreement), or by reason of any act of God, war or other circumstances beyond its control, the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership is prevented or forbidden from doing or performing any act or thing required by the terms hereof to be done or performed; nor shall the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership incur any liability to any holder of a Unit or Depositary Receipt by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing required by the terms hereof to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for herein. Section 9.4 Immunities. (a) None of the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership assumes hereby any obligation or shall be subject to any liability hereunder to any holder of a Unit or Depositary Receipt other than a duty to use its best judgment and good faith in the performance of such duties as are expressly set forth herein. (b) None of the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Units or Depositary Receipts that in its opinion may involve expense or liability, unless indemnity, in addition to that provided pursuant to Section 9.5 hereof, satisfactory to it against such expense and liability has been furnished. (c) None of the Depositary, any Depositary's Agent,. the General Partner (or its shareholders, directors or · officers) or the Partnership shall be liable for any action or nonaction bj it in reasonable reliance upon the advice of or information received from legal counsel, accountants, any Depositor, any holder of a Unit or Depositary Receipt or any other Person believed by it to be competent to give such advice or information. The Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or 23 111 officers) and the Partnership may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper Person. (d) None of the Depositary (or its officers, directors, employees or agents) nor the Depositary's Agent makes hereby any representation or shall have any responsibility as to the validity of the Units, the Partnership Agreement, any registration statement filed under the Securities Act of 1933, as amended, related to such Units or any instruments referred to herein or therein, or as to the correctness of any statements made herein or therein; provided that the Depositary shall be responsible for (i) its representations in this Agreement and (ii) the validity of any action taken or required to be taken by the Depositary in connection herewith. Section 9.5 Indemnification. (a) The Depositary shall indemnify the General Partner (and its shareholders, directors, officers, employees, partners and agents) and the Partnership (and its Partners, Assignees and agents) against, and hold each of them harmless from, all claims, liabilities, losses, damages, judgments, fines, settlements, costs and expenses (including all reasonable legal costs and expenses relating thereto, including reasonable attorneys' fees) arising out of acts performed or omitted in respect hereof by the Depositary or any Depositary's Agent {other than an Affiliate of the Partnership) due to the gross negligence, bad faith or intentional misconduct of the Depositary or such Depositary's agent. {b) The Partnership shall indemnify the Depositary and any Depositary's Agent (other than an Affiliate of the Partnership) against, and hold each of them harmless from, all claims, liabilities, losses, damages, judgments, fines, settlements, costs and expenses {including all reasonable legal costs and expenses relating thereto, including reasonable attorneys' fees) arising out of {i) acts performed or omitted in respect hereof by the Depositary or any such Depositary's Agent, except for any such claim, liability, loss, damage, judgment, fine, settlement, cost or expense due to the negligence, gross negligence, bad faith or-intentional misconduct of the Depositary or such Depositary's Agent or (ii) the breach by the Partnership of its representations, warranties and covenants set forth herein. 24 l '7~

{c) In case any proceeding shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of Sections 9.5{a) and {b), such person {hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought {hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other parties the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless {i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding {including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In the case of the retention of any such separate counsel for the indemnified party, such counsel shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Section 9.6 Tax Matters. The Depositary shall have no duty, obligation or liability with respect to {a) the allocation of federal tax benefits related to federal tax matters with respect to the Partnership, the General Partner, the Limited Partners or the Assignees or (b) any income or other tax reporting obligations imposed upon the Partnership, the General Partners or any Limited Partner by the Internal Revenue Service or any other federal, state or local taxing authority. 25 1'1~

ARTICLE X Charges; Fees; Expenses Section 10.1 General. The charges, fees or reimbursements for services provided hereunder shall be determined by mutual agreement of the Depositary and the Partnership. Section 10.2 Responsibility for Expenses and Charges. The Partnership shall pay all charges, fees and reimbursements of the Depositary, other than those expressly provided herein to be paid by other Persons. Section 10.3 Governmental Charges. If any tax or other governmental charge becomes payable with respect to a Certificate, Unit or Depositary Receipt, or with respect to the deposit, transfer or withdrawal of any of the foregoing, such tax or governmental charge shall be payable by the holder of such Certificate, Unit or Depositary Receipt or by the transferee in the case of a transfer. Transfer or withdrawal of Units may be refused until such payment is made, and any cash or other distribution may be withheld and applied to payment of such tax or other governmental charge, with such holder or transferee to remain liable for any deficiency. Section 10.4 Special Charges. If at the request of the holder or transferee of a Certificate, Unit or Depositary Receipt, any delivery or communication from the Depositary is made by telegram, telex or similar record telecommunication mode, or if the Depositary incurs any charge or expense for which it is not otherwise liable hereunder, such holder or transferee shall be liable for such charge or expense. Section 10.5 Notice Requirement. The Depositary shall give notice of the imposition of any charge or fee, other than the charges described in Sections 10.3 hereof and 10.4 hereof, upon holders or transferees of Certificates, Units or Depositary Receipts, or any change therein, to any securities exchange upon which any class of Units is or may be listed or a~~itted to trading, or in the absence of such listing by publication in a newspaper of general circulation in the Borough ·of Manhattan, New York, and shall also give notice thereof 1in writing to all Record Holders. The imposition of or a change in any such charge or fee shall not become effective until 90 days after the date of such notice, unless it becomes effective in the form of an amendment pursuant to Section 11.2 hereof. 26 ~~~

ARTICLE XI Resignation; Removal; Amendment; Termination Section 11.1 Resignation and Removal of Depositary; Appointment of Successor Depositary. (a) The Depositary may at any time resign as depositary hereunder by written notice delivered to the Partnership. Such resignation shall be effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. (b) The Depositary may at any time be removed as depositary hereunder by the Partnership by written notice delivered to the Depositary. Such removal shall be effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. (c) If the Depositary resigns or is removed, the Partnership shall, within 30 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having a combined capital and surplus of at least $50,000,000. If within 30 days after the delivery of such notice of resignation or removal, as the case may be, no successor depositary has been appointed, the General Partner shall act as the depositary until the Partnership appoints a successor depositary. Any successor depositary shall execute and deliver to its predecessor and the Partnership an instrument in writing accepting its appointment, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor, upon payment of all sums due it and upon the written request of the Partnership, shall execute and deliver an instrument transferring to the successor depositary all of its rights and powers hereunder, shall duly transfer all Certificates on deposit to the successor depositary and shall deliver to the successor depositary a list of all Record Holders and all other records and materials. Any successor depositary shall promptly mail notice of its appointment to all Record Holders. (d) Any corporation-into or with which the Depositary may be merged or consolidated or to which the Depositary shall transfer all or substantially all of its shareholder services business shall be the successor of the Depositary without the execution or filing of any document or any further act. Section 11.2 Amendment. (a) Any provision hereof, including the form of Depositary Receipt and the Transfer Application, may at any time and from time to time be amended by agreement between the Partnership and the Depositary in 27 I&\

any respect deemed necessary or desirable by them and in a manner consistent with the fiduciary standards set forth in the Partnership Agreement. A Record Holder at the time any such amendment hereof becomes effective shall be deemed; by continuing to hold Units, to consent to the amendment and to agree to be bound by this Agreement as amended thereby. (b) The Depositary shall give notice of any material amendment hereof to any securities exchange upon which the Units are or may be listed or admitted to trading, or in the absence of such listing by publication in a newspaper of general circulation in the Borough of Manhattan, New York, and shall also give notice thereof in writing to all Record Holders and Assignees. In the discretion of the Depositary, the text or substance of any amendment may be incorporated into the Depositary Receipts issued after its adoption. (c) No amendment hereof shall impair the right of a Limited Partner to withdraw any or all of his Units pursuant to Section 6.1 hereof. Notwithstanding anything herein to the contrary, no amendment hereto shall override or supersede the terms and provisions of the Partnership Agreement. Section 11.3 Termination. (a) Whenever directed by the Partnership, the Depositary shall terminate this Agreement by mailing notice of termination to the Record Holders at least 30 days before the date fixed in such notice for termination. (b) Upon termination hereof, the Depositary shall discontinue the transfer of Units, shall suspend the distribution of reports, notices and disbursements to Record Holders and shall not give any further notices (other than notice of such termination) or perform any further acts hereunder, except that the Depositary shall continue to _deliver Certificates, together with any distributions received with respect thereto, pursuant to Section 6.1. Upon request of the Partnership, the Depositary shall deliver all books, records, Certificates, Depositary Receipts and other documents respecting the subject matter hereof to the Partnership. I (c) Upon termination hereof, the Partnership and the holders of Units and Depositary Receipts shall be discharged from all obligations hereunder, except for the obligations of the Partnership pursuant to Section 9.5 hereof and Article X hereof. 28 I e,-z._

ARTICLE XII General Provisions Section 12.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Copies hereof shall be filed with the Depositary and any Depositary's Agent and shall be open to inspection during business hours at the Corporate Office by any Record Holder. Section 12.2 Exclusive Benefit of Parties. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right, remedy or claim to any other person. Section 12.3 Invalidity of Provisions. If any provision of this Agreement or the Depositary Receipts is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected thereby. Section 12.4 Notices. (a) Any notice to be given to the parties hereto shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex confirmed by letter, addressed to each of the parties in the manner and at the address shown below, or at such address as each of the parties has specified in a notice given in accordance with this Section 12.4. To the Partnership: Agricultural Minerals Company, L.P. 5100 East Skelly Drive, Suite 800 Tulsa, Oklahoma 74135 Attn: John A. Molenaar To the Depositary: United States Trust Company of New York 7;70 Broadway, 7th Floor New York, New York 10003 Attn: Corporate Trust and Agency Services

To the General Partner: Agricultural Minerals Corporation 5100 East Skelly Drive, Suite 800 Tulsa, Oklahoma 74135 Attn: John A. Molenaar (b) Any notice to be given to any Record Holder shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex confirmed by letter, addressed to such Record Holder at such Record Holder's address as it appears on the books of the Depositary, or, if he has filed with the Depositary a written request that notices intended for such Record Holder be mailed to some other address, at the address designated in such request. (c) Delivery of a notice sent by mail or by telegraph or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex) is deposited, postage prepaid, in a post office letter box. The Depositary and the Partnership may, however, act upon any telegram or telex received by them from any of the parties hereto. Section 12.5 Holders to Be Parties. The holders from time to time of Units and Depositary Receipts shall be parties hereto and shall be bound by all of the terms and conditions of this Agreement and the Depositary Receipts by acceptance thereof. Section 12.6 Plurals. Whenever the context may require, the singular form of nouns, pronouns and·verbs shall include the plural and vice versa. Section 12.7 Applicable Law. This Agreement and the rights, duties, obligations and immunities of the Depositary hereunder or in respect of the Depositary Receipts shall be governed by and construed in accordance with the laws of the State of New York. -Section 12.8 Captions. The headings of articles and sections in' this Agreement and in the forms of Depositary Receipt set forth as Exhibit A and Exhibit B hereto have been inserted for convenience only and shall not be regarded as a part of this Agreement or the Depositary Receipt or to have any bearing upon the meaning or interpretation of any provision contained in this Agreement or the Depositary Receipt. 30 I P; . ..}

Section 12.9 Partnership Assets. Liability for the obligations of the Partnership hereunder shall be without recourse to the assets of the General Partner (or its shareholders, directors or officers) other than its partnership interest in the Partnership, whether or not distributed. Section 12.10 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking all action as may be necessary or advisable to achieve the purposes hereof. Section 12.11 Binding Effect. Subject to the provisions hereof, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Section 12.12 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition hereof or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. IN WITNESS WHEREOF, the Partnership, the Depositary and the General Partner, as attorney-in-fact of the holders from time to time of Units and Depositary Receipts, have duly executed this Agreement as of the day and year first above set forth. AGRICULTURAL MINERALS COMPANY, L.P. By: Agricultural Minerals Co~~ion, General Partner By: ~i Name: John A. Molenaar Title: Senior Vice President UNITED STATES TRUST COMPANY OF NEW YORK By: 1 . ' . ( . iYf_ r.,-'-- '---::-' C--/~ (,., .1 'L. Name:,_'C·/'--T·f-.-· ~-:-~/! .'--:._, Tit 1 e : .- .: .-__ ~_ __: .-. --"' ~ . ·... 1 ~ •

Exhibit A to Deposit Agreement TRANSFER OF FULL RIGHTS OF OWNERSHIP OF DEPOSITARY UNITS EVIDENCED BY THIS DEPOSITARY RECEIPT MAY BE MADE ONLY TO PERSONS WHO PROPERLY EXECUTE A TRANSFER APPLICATION. SEE PARAGRAPHS 3 AND 6 HEREOF AND THE TRANSFER APPLICATION ON THE REVERSE SIDE. DEPOSITARY RECEIPT evidencing SENIOR PREFERENCE UNITS REPRESENTING LIMITED PARTNER INTERESTS in AGRICULTURAL MINERALS COMPANY, L.P. {a limited partnership under the laws of Delaware) This Depositary Receipt is Transferable in New York, New York No. Senior Preference Units 1. United States Trust Company of New York as Depositary hereby certifies that is the registered owner of Depositary Units, consisting of Senior Preference Units representing limited partner interests in Agricultural Minerals Company, L.P., a Delaware limited partnership ("Senior Preference Units"}, on deposit with the Depositary pursuant to the Deposit Agreement {the "Deposit Agreement") dated as of December 4, 1991, among the Partnership, the Depositary and Agricultural Minerals Corporation, as attorney-in-fact for the holders from time to time of Senior Preference Units and Depositary Receipts. 2. Depositary Receipts, Deposit Agreement. Depositary Receipts, of which this Depositary Receipt is one, are issued upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement and the Partnership Agreement under which the Partnership was formed and is existing, copies of which are on file at the Depositary's Corporate Office, set forth the rights of holders of Senior Preference Units and Depositary Receipts, each of whom becomes a party to the Deposit Agreement by acceptance of a Depositary Receipt, and the rights and duties of the Depositary in respect of the Senior Preference Units and all other property and cash from time to time held pursuant to the Deposit Agreement. The statements made on the face and the reverse of this Depositary Receipt are summaries of certain prov1s1ons of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made for all purposes. 3. Transfers, Split-ups, Combinations. The Senior Preference Units evidenced by this Depositary Receipt are transferable on the books of the Depositary or a Transfer Agent upon surrender of this Depositary Receipt by the Record Holder hereof, in person or by such Record Holder's duly authorized attorney, to the Depositary at its Corporate Office. This Depositary Receipt shall be properly endorsed or accompanied by a properly executed instrument of transfer and accompanied by a properly executed Transfer Application. Upon such transfer the Depositary shall issue or cause to be issued and shall deliver a new Depositary Receipt to or upon the order of the Person entitled thereto, subject to the provisions of the Deposit Agreement and the Partnership Agreement. This Depositary Receipt may be split into other Depositary Receipts, or combined with other Depositary Receipts into one Depositary Receipt, in each case evidencing the same aggregate number of Senior Preference Units as the Depositary Receipt(s) surrendered. 4. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Depositary Receipt or the Senior Preference Units evidenced hereby, the Depositary, any Transfer Agent or any Depositary's Agent may require (a) payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Certificates or Senior Preference Units being deposited or withdrawn), (b) proof satisfactory as to the identity and genuineness of any signature or as to the due authorization to execute the appropriate documents and (c) compliance with such regulations as it may reasonably establish pursuant to the Deposit Agreement. Any Depositor or any Record Holder may be required to execute such certificates, and to make such representations and warranties, as the Depositary may request. 5. Refusal of Deposit, Transfer, etc. The deposit of Certificates or the transfer of Senior Preference Units may be refused, and the delivery, surrender or exchange of this Depositary Receipt may be suspended, during any period when any register of Record Holders is closed, or if such 2 1~1 action is reasonably deemed necessary or advisable by the Depositary, any Depositary's Agent or the Partnership at any time or from time to time because of any applicable law or regulation, the rules and regulations of any securities exchange upon which the Senior Preference Units are listed or admitted to trading, any government or governmental body or commission or any provision of the Deposit Agreement. 6. Effect of Acceptance and Transfer of Depositary Receipts. A Record Holder shall have the authority to convey to a transferee who does not properly execute and deliver a Transfer Application only (a) the right to assign the Senior Preference Units to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Limited Partner in respect of such Senior Preference Units. A transferee, by acceptance of this Depositary Receipt, (x) becomes a party to the Deposit Agreement, thereby assenting to all of its provisions, (y) agrees to be bound by the terms and conditions of the Deposit Agreement and of this Depositary Receipt and (z) agrees that his transferor's duty to provide him with any requisite information necessary to obtain registration of the transfer of the Senior Preference Units shall exclude any duty by the transferor to deliver an executed Transfer Application. A transferee who properly executes a Transfer Application (i) requests admission to the Partnership as a Limited Partner, (ii) agrees to comply with and be bound by the terms and conditions of, and executes, the Deposit Agreement and the Partnership Agreement, (iii) represents that such transferee has authority to enter into the Deposit Agreement and the Partnership Agreement, (iv) grants a power of attorney to the General Partner and, if a liquidator shall be appointed, the liquidator of the Partnership and (v) makes the consents and waivers contained in the Partnership Agreement and the Deposit Agreement. 1. Status of Record Holder. The Record Holder of a Senior Preference Unit, unless and until admitted as a Limited Partner pursuant to the Partnership Agreement, has the rights of an Assignee in respect of such Senior Preference Unit. 8. Requirements of Execution. This Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement and shall not be valid or obligatory for any purpose, unless it has been signed on behalf of the

Depositary by the manual signature of a duly authorized employee of the Depositary, except that such signature may be a facsimile if a Registrar who is a person other than the Depositary has been appointed and this Depositary Receipt is countersigned by the manual signature of a duly authorized employee of the Registrar. Dated: UNITED STATES TRUST COMPANY OF NEW YORK Depositary, Transfer Agent and Registrar By: Authorized Signature Further Conditions and Agreement Forming Part of this Depositary Receipt Appear on the Reverse Side

REVERSE SIDE Further Conditions and Agreements Forming Part of this Depositary Receipt 9. Surrender of Depositary Receipts and Withdrawal of Senior Preference Units. Upon surrender of this Depositary Receipt to the Depositary at its Corporate Office and subject to the terms and conditions of the Deposit Agreement and the Partnership Agreement, a Record Holder of this Depositary Receipt who is a Limited Partner is entitled to delivery of a nontransferable Certificate evidencing the Senior Preference Units evidenced hereby. 10. Governmental Charges. If any tax or other governmental charge becomes payable with respect to this Depositary Receipt or the Senior Preference Units evidenced hereby, such tax or governmental charge shall be payable by the holder of this Depositary Receipt or by the transferee hereof in the case of a transfer. Transfer or withdrawal of the Senior Preference Units evidenced hereby may be refused until such payment is made, and any cash or other distribution may be withheld and applied to payment of such tax or other governmental charge, with the holder or transferee hereof to remain liable for any deficiency. 11. Representations and Warranties of Depositor. Each Person depositing a Certificate under the Deposit Agreement shall be deemed thereby to represent and warrant that (a) such Person is, or is duly authorized to act for, a Limited Partner and (b) such Person is the owner of such Certificates, or is duly authorized by the owner thereof to make the deposit. 12. Amendment. Any provision of the Deposit Agreement, including the form of Depositary Receipt and the Transfer Application, may at any time and from time to time be amended by agreement between the Partnership and the Depositary in any respect deemed necessary or desirable by them, subject to the fiduciary responsibility of the General Partner as set forth in the Partnership Agreement. A Record Holder at the time any amendment to the Deposit Agreement becomes effective shall be deemed, by continuing to hold Senior Preference Units, to consent to the amendment and to agree to be bound by the Deposit Agreement as amended thereby. Notwithstanding the foregoing, no arnen~"ent shall impair the right of a Limited Partner described in Paragraph 9. The Depositary will give written notice of any material amendment to the Deposit Agreement to all Record Holders and Assignees. l &:! 0

13. Charges of Depositary. The Partnership shall pay all charges, fees and reimbursements of the Depositary, except for (a) taxes and other governmental charges and (b) such telegram, telex, delivery and other charges as are expressly provided in the Deposit Agreement to be paid by other Persons. 14. Title to Depositary Receipts. The Senior Preference Units evidenced hereby are transferable in accordance with the laws governing transfers of investment securities. It is a condition of this Depositary Receipt, and every successive holder hereof by acceptance hereof consents and agrees, that, until a Senior Preference Unit has been transferred on the books of the Depositary or a Transfer Agent pursuant to the Deposit Agreement, the Depositary, any Transfer Agent and the Partnership, notwithstanding any notice to the contrary or any notation or other writing on the Depositary Receipt, may treat the Record Holder at such time as the absolute owner of the Senior Preference Unit for all purposes. 15. Distributions. Whenever the Depositary receives from the Partnership any cash distributable to Record Holders, the Depositary shall, subject to the provisions of the Deposit Agreement, make such distribution to the Record Holders on the Record Date based upon the number of Senior Preference Units registered in such Record Holder's name; provided that the amounts distributed may be reduced by any amount required to be withheld by the Partnership or the Depositary on account of taxes. 16. Reports. The Depositary shall make available for inspection by Record Holders at its Corporate Office during normal business hours any report, financial statement or communication of or from the Partnership that is both received by the Depositary in its capacity as depositary and made generally available to Limited Partners or Record Holders. 17. Transfer Books. The Depositary shall keep books at its Corporate Office for the transfer of Senior Preference Units. Such books shall be open at all reasonable times for inspection by the Record Holders with the consent of the General Partner; provided that such inspection shall not be for the purpose of communicating with Record Holders in the interest of a business or object other than the business of the Partnership or a matter related to the Deposit Agreement or the Senior Preference Units. With the 2 I"! \

consent of the General Partner, a Record Holder shall have the right, upon notifying the Depositary of a proper purpose related to such Record Holder's interest in the Partnership, to have furnished to such Record Holder at such Record Holder's expense a list of names and addresses of all Record Holders. 18. Liability of Depositary, Depositary's Agents, General Partner and Partnership. None of the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership shall incur any liability to any holder of this Depositary Receipt if, by reason of any present or future law or regulation thereunder of the federal government or any other governmental authority (or, in the case of the Depositary or any Depositary's Agent, by reason of any provision, present or future, of the Partnership Agreement), or by reason of any act of God, war or other circumstance beyond its control, if the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership is prevented or forbidden from doing or performing any act or thing required by the terms of the Deposit Agreement to be done or performed; nor shall the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership incur any liability to the holder of this Depositary Receipt by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing required by the terms of the Deposit Agreement to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. 19. Immunities of Depositary, Depositary's Agents, General Partner and Partnership. None of the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership (a) assumes any obligation or shall be subject to any liability under the Deposit Agreement to any holder of this Depositary Receipt other than a duty to use its best judgment and good faith in the performance of such duties as are expressly set forth in the Deposit Agreement, (b) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of this Depositary Receipt that in its opinion may involve expense or liability, unless indemnity satisfactory to it against such expense or liability has been furnished, or (c) shall be liable for any action or nonaction by it in reasonable reliance upon the advice of or information from legal counsel, accountants, any Depositor, any holder of this Depositary Receipt or any other Person believed by it to be competent to give such advice or information. The Depositary, any Depositary's Agent, the General Partner (and its shareholders, directors or officers) and the Partnership may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper Person. 20. Indemnification. Subject to the provisions of the Deposit Agreement, the Depositary shall indemnify the General Partner (and its shareholders, directors, officers, employees, partners and agents) and the Partnership (and its Partners, Assignees and agents) against, and hold each of them harmless from, all claims, liabilities, losses, damages, judgments, fines, settlements, costs and expenses (including all reasonable legal costs and expenses relating thereto, including reasonable attorneys' fees) arising out of acts performed or omitted in respect of the Deposit Agreement by the Depositary or any Depositary's Agent (other than an Affiliate of the Partnership) due to the gross negligence, bad faith or intentional misconduct of the Depositary or such Depositary's Agent. Subject to the provisions of the Deposit Agreement, the Partnership shall indemnify the Depositary and any Depositary's Agent (other than an Affiliate of the Partnership) against, and hold each of them harmless from, all claims, liabilities, losses, damages, judgments, fines, settlements, costs and expenses (including all reasonable legal costs and expenses relating thereto, including reasonable attorneys' fees) arising out of (a) acts performed or omitted in respect of the Deposit Agreement by the Depositary or any such Depositary's Agent, except for any such claim, liability, loss, damage, judgment, fine, settlement, cost or expense due to the negligence, gross negligence, bad faith or intentional misconduct of the Depositary or such Depositary's Agent, or (b) the breach by the Partnership of its representations, warranties and covenants set forth in the Deposit Agreement. 21. Registration and Removal of Depositary. The Depositary may at any time (a) resign as depositary under the Deposit Agreement by written notice delivered to the Partnership, effective upon the appointment of a successor depositary and its acceptance of such appointment, or (b) be removed as depositary under the Deposit Agreement by the Partnership, effective upon the appointment of a successor depositary and its acceptance of such appointment.

22. Termination of Deposit Agreement. Whenever directed by the Partnership, the Depositary shall terminate the Deposit Agreement by mailing notice of termination to the Record Holders at least 30 days before the date fixed in such notice for termination. The Depositary shall then discontinue all functions and be discharged from all obligations with respect to the Deposit Agreement, except as specifically provided therein. Upon termination of the Deposit Agreement, the Partnership shall be discharged from all obligations thereunder, except for its obligations to the Depositary with respect to indemnification, charges and expenses. 23. Applicable Law. The Deposit Agreement, and the rights, duties, obligations and immunities of the Depositary thereunder or in respect of the Depositary Receipts, shall be governed by and construed in accordance with the laws of the State of New York. 24. Defined Terms. Any capitalized term not defined herein shall have the meaning assigned it in the Deposit Agreement. The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as follows according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act Additional abbreviations may also be used, though not in the above list. FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and tr;ansfers unto Social Security or other identifying number of Assignee Print or type Name and Address of Assignee the within Depositary Receipt and all rights and interest represented thereby, and irrevocably constitutes and appoints ~~--~~~~~ his attorney, to transfer the same on the books of the Depositary, with full power of substitution in the premises. Dated: Signature: Signature guaranteed: Note: The signature to any endorsement hereon must correspond with the name as written upon the face of the Depositary Receipt, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Depositary Receipt. The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.

Exhibit 1 No transfer of the Senior Preference Units evidenced by this Depositary Receipt will be registered on the books of the Depositary or of the Partnership unless an Application for Transfer of Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Depositary or the Partnership will furnish on request without charge. A transferor of the Senior Preference Units evidenced by this Depositary Receipt has no duty to a transferee to deliver an executed transfer application in order for such transferee to obtain registration of the transfer of such Senior Preference Units evidenced by this Depositary Receipt. APPLICATION FOR TRANSFER OF UNITS The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Senior Preference Units evidenced by this Depositary Receipt. The Assignee (a} agrees to comply with and be bound by the terms and conditions of, and hereby executes, the Deposit Agreement, (b) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by the terms and conditions of, and hereby executes, the Agreement of Limited Partnership of Agricultural Minerals Company, L.P. (the "Partnership"), as amended or restated to the date hereof (the "Partnership Agreement"), (c) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and the Deposit Agreement, (d) appoints the General Partner and, if a liquidator shall be appointed, the liquidator of the Partnership, his attorney to execute, swear to, acknowledge and file any document, including the Partnership Agreement, any amendment to the Partnership Agreement and the Certificate of Limited __ Partnership of the Partnership, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement and the Deposit Agreement, (e) gives the powers of attorney provided for in the Partnership Agreement and the Deposit Agreement and (f) makes the consents and waivers and gives the approvals contained in the Partnership Agreement and the Deposit Agreement. Capitalized terms not defined herein have the meaning assigned to such terms in the Partnership Agreement.

The Assignee has acquired an interest in the Partnership, whose taxpayer identification number is 73-1389684. On behalf of the Partnership, Agricultural Minerals Corporation has applied to the Internal Revenue Service for a tax shelter registration number. The Internal Revenue Service has issued the Partnership the following tax shelter registration number If there is no number in the blank in the preceding sentence, the number will be furnished to the Assignee when it is received. The Assignee must report this registration number to the Internal Revenue Service if the Assignee claims any deduction, loss, credit or other tax benefit or reports any income by reason of the Assignee's investment in the Partnership. The Assignee must report the registration number (as well as the name and taxpayer identification number of the Partnership) on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH THE ASSIGNEE CLAIMS THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORTS ANY INCOME. ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE. Dated: Social Security or other identifying number of Assignee Purchase Price (including commissions, if any) Type of Entity (Check One): Individual __ Partnership __ Corporation Nationality (Check One): Signature of Assignee Print or Type Name and Address of Assignee Trust Other (specify): __ u.s. Citizen, Resident or Domestic Entity Foreign Corporation, or __ Non-resident alien 2 !'11

If the u.s. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed. Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder). Complete Either A or B: A. Individual Interest-Holder 1. I am not a non-resident alien for purposes of u.s. income taxation. 2. My U.S. taxpayer identifying number (Social Security Number) is 3. My home address is B. Partnership, Corporate or Other Interest-Holder 1. is not a foreign (Name of Interest-Holder) corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations). 2. The interest-holder's U.S. employer identification number is 3. The interest-holder's office address and place of incorporation (if applicable) is The interest-holder agrees to notify the_Partnership within sixty (6.0) days of the date the interest-holder becomes a foreign person.

The interest-holder understands that this certification may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both. Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of (Name of Interest-Holder) Signature and Date Title (if applicable) Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other Person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a Person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the Senior Preference Units shall be made to the best of the Assignee's knowledge. Note: This Transfer Application may be executed on behalf of a transferee by an attorney, executor, administrator, personal representative, trustee, attorney-in-fact or guardian, and, if so executed, the person executing this Transfer Application must give his or her full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

Exhibit B to Deposit Agreement TRANSFER OF FULL RIGHTS OF OWNERSHIP OF DEPOSITARY UNITS EVIDENCED BY THIS DEPOSITARY RECEIPT MAY BE MADE ONLY TO PERSONS WHO PROPERLY EXECUTE A TRANSFER APPLICATION. SEE PARAGRAPHS 3 AND 6 HEREOF AND THE TRANSFER APPLICATION ON THE REVERSE SIDE. DEPOSITARY RECEIPT evidencing COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS in AGRICULTURAL MINERALS COMPANY, L.P. (a limited partnership under the laws of Delaware) This Depositary Receipt is Transferable in New York, New York No. Common Units 1. United States Trust Company as Depositary hereby certifies that is the registered owner of Depositary Units, which represent Common Units consisting of limited partner interests in Agricultural Minerals Company, L.P., a Delaware limited partnership ("Common Units"), on deposit with the Depositary pursuant to the Deposit Agreement (the "Deposit Agreement") dated as of December 4, 1991, among the Partnership, the Depositary and Agricultural Minerals Corporation, as attorney-in-fact for the holders from time to time of Common Units and Depositary Receipts. 2. Depositary Receipts, Deposit Agreement. Depositary Receipts, of which this Depositary Receipt is one, are issued upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement and the Partnership Agreement under which the Partnership was formed and is existing, copies of which are on file at the Depositary's Corporate Office, set forth the rights of holders of Common Units and Depositary Receipts, each of whom becomes a party to the Deposit Agreement by acceptance of a Depositary Receipt, and the rights and duties of the Depositary in respect of the Common Units and all other property and cash from time to time held pursuant to the Deposit Agreement. The statements made on the face and the reverse of this Depositary Receipt are summaries of certain provisions of the

Deposit Agreement and are subject to the detailed prov~s~ons thereof, to which reference is hereby made for all purposes. 3. Transfers, Split-ups, Combinations. The Common Units evidenced by this Depositary Receipt are transferable on the books of the Depositary or a Transfer Agent upon surrender of this Depositary Receipt by the Record Holder hereof, in person or by such Record Holder's duly authorized attorney, to the Depositary at its Corporate Office. This Depositary Receipt shall be properly endorsed or accompanied by a properly executed instrument of transfer and accompanied by a properly executed Transfer Application. Upon such transfer the Depositary shall issue or cause to be issued and shall deliver a new Depositary Receipt to or upon the order of the Person entitled thereto, subject to the provisions of the Deposit Agreement and the Partnership Agreement. This Depositary Receipt may be split into other Depositary Receipts, or combined with other Depositary Receipts into one Depositary Receipt, in each case evidencing the same aggregate number of Common Units as the Depositary Receipt(s) surrendered. 4. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Depositary Receipt or the Common Units evidenced hereby, the Depositary, any Transfer Agent or any Depositary's Agent may require (a) payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Certificates or Common Units being deposited or withdrawn), (b) proof satisfactory as to the identity and genuineness of any signature or as to the due authorization to execute the appropriate documents and (c) compliance with such regulations as it may reasonably establish pursuant to the Deposit Agree~ent. Any Depositor or any Record Holder may be required to execute such certificates, and to make such representations and warranties, as the Depositary may request. 5. Refusal of Deposit, Transfer, etc. The deposit of Certificates. or the transfer of Common Units may be refused, and the delivery, surrender or exchange of this Depositary Receipt may be suspended, during any period when any register of Record Holders is closed, or if such action is reasonably deemed necessary or advisable by the Depositary, any Depositary's Agent or the Partnership at any 2

time or from time to time because of any applicable law or regulation, the rules and regulations of any securities exchange upon which the Common Units are listed or admitted to trading, any government or governmental body or commission or any provision of the Deposit Agreement. 6. Effect of Acceptance and Transfer of Depositary Receipts. A Record Holder shall have the authority to convey to a transferee who does not properly execute and deliver a Transfer Application only (a) the right to assign the Common Units to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Limited Partner in respect of such Common Units. A transferee, by acceptance of this Depositary Receipt, (x) becomes a party to the Deposit Agreement, thereby assenting to all of its provisions, (y) agrees to be bound by the terms and conditions of the Deposit Agreement and of this Depositary Receipt and (z) agrees that his transferor's duty to provide him with any requisite information necessary to obtain registration of the transfer of the Common Units shall exclude any duty by the transferor to deliver an executed Transfer Application. A transferee who properly executes a Transfer Application (i) requests admission to the Partnership as a Limited Partner, (ii) agrees to comply with and be bound by the terms and conditions of, and executes, the Deposit Agreement and the Partnership Agreement, (iii) represents that such transferee has authority to enter into the Deposit Agreement and the Partnership Agreement, (iv) grants a power of attorney to the General Partner and, if a liquidator shall be appointed, the liquidator of the Partnership and (v) makes the consents and waivers contained in the Partnership Agreement and the Deposit Agreement. 7. Status of Record Holder. The Record Holder of a Common Unit, unless and until admitted as a Limited Partner pursuant to the Partnership Agreement, has the rights of an Assignee in respect of such Common Unit. 8. Requirements of Execution. This Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement and shall not be valid or obligatory for any purpose, unless it has been signed on behalf of the Depositary by the manual signature of a duly authorized employee of the Depositary, except that such signature may be a facsimile if a Registrar who is a person other than the Depositary has been appointed and this Depositary Receipt is countersigned by the manual signature of a duly authorized employee of the Registrar. Dated: UNITED STATES TRUST COMPANY OF NEW YORK Depositary, Transfer Agent and Registrar By: Authorized Signature Further Conditions and Agreement Forming Part of this Depositary Receipt Appear on the Reverse Side

REVERSE SIDE Further Conditions and Agreements Forming Part of this Depositary Receipt 9. Surrender of Depositary Receipts and Withdrawal of Common Units. Upon surrender of this Depositary Receipt to the Depositary at its Corporate Office and subject to the terms and conditions of the Deposit Agreement and the Partnership Agreement, a Record Holder of this Depositary Receipt who is a Limited Partner is entitled to delivery of a nontransferable Certificate evidencing the Common Units evidenced hereby. 10. Governmental Charges. If any tax or other governmental charge becomes payable with respect to this Depositary Receipt or the Common Units evidenced hereby, such tax or governmental charge shall be payable by the holder of this Depositary Receipt or by the transferee hereof in the case of a transfer. Transfer or withdrawal of the Common Units evidenced hereby may be refused until such payment is made, and any cash or other distribution may be withheld and applied to payment of such tax or other governmental charge, with the holder or transferee hereof to remain liable for any deficiency. 11. Representations and Warranties of Depositor. Each Person depositing a Certificate under the Deposit Agreement shall be deemed thereby to represent and warrant that (a) such Person is, or is duly authorized to act for, a Limited Partner and (b) such Person is the owner of such Certificates, or is duly authorized by the owner thereof to make the deposit. · · 12. Amendment. Any provision of the Deposit Agreement, including the form of Depositary Receipt and the Transfer Application, may at any time and from time to time be amended by agreement between the Partnership and the Depositary in any respect deemed necessary or desirable by them, subject to the fiduciary responsibility of the General Partner as set forth in the Partnership Agreement. A Record Holder at the time any amendment to the Deposit Agreement becomes effective shall be deemed, by continuing to hold Common Units, to consent to the amendment and to agree to be bound by the Deposit Agreement as amended thereby. Notwithstanding the foregoing, no amendment shall impair the right of a Limited Partner described in Paragraph 9. The Depositary will give written notice of any material amendment to the Deposit Agreement to all Record Holders and Assignees.

13. Charges of Depositary. The Partnership shall pay all charges, fees and reimbursements of the Depositary, except for (a) taxes and other governmental charges and (b) such telegram, telex, delivery and other charges as are expressly provided in the Deposit Agreement to be paid by other Persons. 14. Title to Depositary Receipts. The Common Units evidenced hereby are transferable in accordance with the laws governing transfers of investment securities. It is a condition of this Depositary Receipt, and every successive holder hereof by acceptance hereof consents and agrees, that, until a Common Unit has been transferred on the books-of the Depositary or a Transfer Agent pursuant to the Deposit Agreement, the Depositary, any Transfer Agent and the Partnership, notwithstanding any notice to the contrary or any notation or other writing on the Depositary Receipt, may treat the Record Holder at such time as the absolute owner of the Common Unit for all purposes. 15. Distributions. Whenever the Depositary receives from the Partnership any cash distributable to Record Holders, the Depositary shall, subject to the provisions of the Deposit Agreement, make such distribution to the Record Holders on the Record Date based upon the number of Common Units registered in such Record Holder's name; provided that the amounts distributed may be reduced by any amount required to be withheld by the Partnership or the Depositary on account of taxes. 16. Reports. The Depositary shall make available for inspection by Record Holders at its Corporate Office during normal business hours any report, financial statement or communication of or from the Partnership that is both received by the Depositary in its capacity as depositary and made generally available to Limited Partners or Record Holders. 17. Transfer Books. The Depositary shall keep books at its Corporate Office for the transfer of Common Units. Such books shall be open at all reasonable times for inspection by the Record Holders with the consent of the General Partner; provided that such inspection shall not be for the purpose of communicating with Record Holders in the interest of a business or object other than the business of the Partnership or a matter related to the Deposit Agreement or the Common Units. With the consent of the General Partner, a Record Holder shall have the right, upon notifying the Depositary of a proper purpose related to such Record Holder's interest in the Partnership, to have furnished to such Record Holder at such Record Holder's expense a list of names and addresses of all Record Holders. 18. Liability of Depositary, Depositary's Agents, General Partner and Partnership. None of the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership shall incur any liability to any holder of this Depositary Receipt if, by reason of any present or future law or regulation thereunder of the federal government or any other governmental authority (or, in the case of the Depositary or any Depositary's Agent, by reason of any provision, present or future, of the Partnership Agreement), or by reason of any act of God, war or other circumstance beyond its control, if the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership is prevented or forbidden from doing or performing any act or thing required by the terms of the Deposit Agreement to be done or performed; nor shall the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership incur any liability to the holder of this Depositary Receipt by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing required by the terms of the Deposit Agreement to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. 19. Immunities of Depositary, Depositary's Agents, General Partner and Partnership. None of the Depositary, any Depositary's Agent, the General Partner (or its shareholders, directors or officers) or the Partnership (a) assumes any obligation or shall be subject to any liability under the Deposit Agreement to any holder of this Depositary Receipt other than a duty to use its best judgment and good faith in the performance of such duties as are expressly set forth in the Deposit Agreement, (b) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of this Depositary Receipt that in its opinion may involve expense or liability, unless indemnity satisfactory td it against such expense and liability has been furnished, or (c) shall be liable for any action or nonaction by it in reasonable reliance upon the advice of or information from legal counsel, accountants, any Depositor, any holder of this Depositary Receipt or any other Person 3 'Z,..ob believed by it to be competent to give such advice or information. The Depositary, any Depositary's Agent, the General Partner (and its shareholders, directors or officers) and the Partnership may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper Person. 20. Indemnification. Subject to the prov1s1ons of the Deposit Agreement, the Depositary shall indemnify the General Partner (and its shareholders, directors, officers, employees, partners and agents) and the Partnership (and its Partners, Assignees and agents) against, and hold each of them harmless from, all claims, liabilities, losses, damages, judgments, fines, settlements, costs and expenses (including all reasonable legal costs and expenses relating thereto, including reasonable attorneys' fees) arising out of acts performed or omitted in respect of the Deposit Agreement by the Depositary or any Depositary's Agent (other than an Affiliate of the Partnership) due to the gross negligence, bad faith or intentional misconduct of the Depositary or such Depositary's Agent. Subject to the provisions of the Deposit Agreement, the Partnership shall indemnify the Depositary and any Depositary's Agent (other than an Affiliate of the Partnership) against, and hold each of them harmless from, all claims, liabilities, losses, damages, judgments, fines, settlements, costs and expenses (including all reasonable legal costs and expenses relating thereto, including reasonable attorneys' fees) arising out of (a) acts performed or omitted in respect of the Deposit Agreement by the Depositary or any such Depositary's Agent, except for any such claim, liability, loss, damage, judgment, fine, settlement, cost or expense due to the negligence, gross negligence, bad faith or intentional misconduct of the Depositary or such Depositary's Agent, or (b) the breach by the Partnership of its representations, warranties and covenants set~forth in the Deposit Agreement. 21. Registration and Removal of Depositary. The Depositary may at any time (a) resign as depositary under the Deposit Agreement by written notice delivered to the Partnership, ef,fective upon the appointment of a successor depositary and iits acceptance of such appointment, or (b) be removed as depositary under the Deposit Agreement by the Partnership, effective upon the appointment of a successor depositary and its acceptance of such appointment. 4 ~or

22. Termination of Deposit Agreement. Whenever directed by the Partnership, the Depositary shall terminate the Deposit Agreement by mailing notice of termination to the Record Holders at least 30 days before the date fixed in such notice for termination. The Depositary shall then discontinue all functions and be discharged from all obligations with respect to the Deposit Agreement, except as specifically provided therein. Upon termination of the Deposit Agreement, the Partnership shall be discharged from all obligations thereunder, except for its obligations to the Depositary with respect to indemnification, charges and expenses. 23. Applicable Law. The Deposit Agreement, and the rights, duties, obligations and immunities of the Depositary thereunder or in respect of the Depositary Receipts, shall be governed by and construed in accordance with the laws of the State of New York. 24. Defined Terms. Any capitalized term not defined herein shall have the meaning assigned it in the Deposit Agreement. The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as follows according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act Additional abbreviations may also be used, though not in the above list. FOR VALUE RECEIVED, the undersigned hereby sells, assigns and trahsfers unto Social Security or other identifying number of Assignee Print or type Name and Address of Assignee the within Depositary Receipt and all rights and interest represented thereby, and irrevocably constitutes and appoints his attorney, to transfer the same on the books of the Depositary, with full power of substitution in the premises. Dated: Signature: Signature guaranteed: Note: The signature to any endorsement hereon must correspond with the name as written upon the face of the Depositary Receipt, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Depositary Receipt. The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.

Exhibit 1 No transfer of the Common Units evidenced by this Depositary Receipt will be registered on the books of the Depositary or of the Partnership unless an Application for Transfer of Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Depositary or the Partnership will furnish on request without charge. A transferor of the Common Units evidenced by this Depositary Receipt has no duty to a transferee to deliver an executed transfer application in order for such transferee to obtain registration of the transfer of such Common Units evidenced by this Depositary Receipt. APPLICATION FOR TRANSFER OF UNITS The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced by this Depositary Receipt. The Assignee (a) agrees to comply with and be bound by the terms and conditions of, and hereby executes, the Deposit Agreement, (b) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by the terms and conditions of, and hereby executes, the Agreement of Limited Partnership of Agricultural Minerals Company, L.P. (the "Partnership"), as amended or restated to the date hereof (the "Partnership Agreement"), (c) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and the Deposit Agreement, (d) appoints the General Partner and, if a liquidator shall be appointed, the liquidator of the Partnership as his attorney to execute, swear to, acknowledge and file any document, including the Partnership Agreement, any amendment to the Partnership Agreement and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement and the Deposit Agreement, (e) gives the powers of attorney provided for in the Partnership Agreement and the Deposit Agreement and (f) makes the consents and waivers and gives the approvals contained in the Partnership Agreement and the Deposit Agreement. Capitalized terms not defined herein have the meaning assign~ to such terms in the Partnership Agreement. The Assignee has acquired an interest in the Partnership, whose taxpayer identification number is i3-l389684. On behalf of the Partnership, Agricultural Minerals Corporation has applied to the Internal Revenue Service for a tax shelter registration number. The Internal Zto

Revenue Service has issued the Partnership the following tax shelter registration number . If there is no number in the blank in the preceding sentence, the number will be furnished to the Assignee when it is received. The Assignee must report this registration number to the Internal Revenue Service if the Assignee claims any deduction, loss, credit or other tax benefit or reports any income by reason of the Assignee's investment in the Partnership. The Assignee must report the registration number (as well as the name and taxpayer identification number of the Partnership) on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH THE ASSIGNEE CLAIMS THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORTS ANY INCOME. ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE. Dated: Social Security or other identifying number of Assignee Purchase Price (including commissions, if any) Type of Entity (Check One): Signature of Assignee Print or Type Name and Address of Assignee Individual __ Partnership __ Corporation __ Trust Other (specify): __ Nationality (Check One): I u.s. Citizen, Resident or Domestic Entity __ Foreign Corporation, or __ Non-resident alien 2 '2- I I

If the u.s. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed. Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder). Complete Either A or B: A. Individual Interest-Holder 1. I am not a non-resident alien for purposes of u.s. income taxation. 2. My U.S. taxpayer identifying number (Social Security Number) is 3. My home address is B. Partnership, Corporate or Other Interest-Holder 1. is not a foreign (Name of Interest-Holder) corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations). 2. The interest-holder's U.S. employer identification number is 3. The interest-holder's office address and place of incorporation (if applicable) is The in:terest-holder agrees to notify the Partnership within sixty (60) days of the date the interest-holder becomes a foreign person. The interest-holder understands that this certification may be disclosed to the Internal Revenue 3 '2-I'Z..

Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both. Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of (Name of Interest-Holder) Signature and Date Title (if applicable) Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other Person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a Person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the Common U~its shall be made to the best of the Assignee's knowledge. Note: This Transfer Application may be executed on behalf of a transferee by an atturney, executor, administrator, persona~ representative, trustee, attorney-in-fact or guardian, and, if so executed, the person executing this Transfer Application must give his or her full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.